Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS

Investors:	Bernie Hertel, Inovio Biomedical, 858-410-3101
Media:	Ron Trahan, Ronald Trahan Associates Inc., 508-359-4005, x108

Inovio Biomedical and VGX Pharmaceuticals Amend Merger Agreement

SAN DIEGO, December 08, 2008 — Inovio Biomedical Corporation (INO: NYSE Alternext, formerly AMEX), a leader in enabling the development of DNA vaccines using electroporation-based DNA delivery, announced today it has executed with VGX Pharmaceuticals (“VGX”), a privately held DNA vaccine developer, an amended and restated merger agreement (“Amended Agreement”), which has been approved by both company’s boards of directors.

Avtar Dhillon, MD, president and CEO of Inovio Biomedical, said: “As Inovio and VGX advanced the merger process and assessed the strategic prospects that lay ahead for the combined company, we refined the terms of the proposed merger to best meet the needs of our mutual stakeholders and to launch the combined company with the broadest possible management resources. We now aim to file the S-4 with the SEC this week and conclude the merger in the first quarter of 2009.”

J. Joseph Kim, Ph.D., co-founder, president and CEO of VGX Pharmaceuticals, said: “We are pleased to have structured a merger that we believe will place the combined company in the best possible position to leverage its leadership in electroporation-delivered DNA vaccines into unique clinical breakthroughs for this important new generation of vaccines against cancers and chronic infectious diseases.”

On July 7, 2008, Inovio and VGX Pharmaceuticals, Inc. executed a definitive merger agreement (“Merger Agreement”), which provides for the issuance of Inovio’s securities in exchange for all of the outstanding securities of VGX and the merger of an acquisition subsidiary of Inovio with VGX (the “Merger”). As per the Merger Agreement, under the Amended Agreement Inovio will issue common stock in exchange for all outstanding VGX common stock based on an exchange ratio derived from the comparative fully diluted share capitalization of the companies, excluding the shares of VGX common stock underlying outstanding VGX convertible debt. Inovio will assume all outstanding VGX options and warrants, which will become exercisable for Inovio common stock, with the number of shares into which they are exercisable and the exercise price to be adjusted based on the exchange ratio. Outstanding VGX convertible debt at the time of the Merger (anticipated to be $4.4 million at the time of the Merger) will be assumed on a consolidated basis and become convertible into Inovio common stock at $1.05 per share.

Due to the structure of the exchange ratio calculation, it is not possible to state with certainty at this time the total number of shares of Inovio common stock, options and warrants to be issued at closing of the Merger. However, the exchange ratio is designed to result in legacy holders of Inovio and VGX securities each holding in aggregate 50% of the combined company’s fully-diluted equity interests, excluding from the calculation shares issuable upon the conversion of the anticipated $4.4 million of VGX convertible debt.

The Amended Agreement provides that five significant VGX stockholders will place 8,000,000 shares of Inovio common stock received in the Merger into a voting trust, effective concurrent with the closing of the Merger, to be administered by an independent committee of the board of directors of the combined company. The trustees would vote the shares in accordance with the percentage of votes cast by all stockholders on any particular matter.

Based on current capitalization information and the impact of the anticipated voting trust agreement, the parties anticipate that legacy Inovio capital stockholders and legacy VGX common stockholders will share voting power over the combined company in the ratio of approximately 51.7% and 38.9%, respectively, based on the anticipated number of shares of Inovio capital stock to be outstanding, with the remainder of voting power to be allocated by the voting trust. The exact split of the legacy holders’ equity interests in and voting power over the combined company will depend on a number of factors, including each party’s capitalization immediately prior to closing of the Merger, thus these projected percentages may change prior to closing.

Under the terms of the Amended Agreement, the post-Merger parent company will retain the name Inovio Biomedical Corporation. The company will have a five-person board of directors consisting of three directors from Inovio’s current board of directors and two directors from VGX’s current board of directors. The company is expected to be lead by Dr. J. Joseph Kim of VGX as chief executive officer and a director, and Dr. Avtar Dhillon of Inovio as president, chairman of the board and a director. Peter Kies of Inovio is anticipated to continue as chief financial officer. The combined company’s headquarters are anticipated to remain in San Diego, California, while maintaining operations in Blue Bell, Pennsylvania, The Woodlands, Texas, and Oslo, Norway.

Both Inovio’s and VGX’s boards of directors have approved the Amended Agreement. The Amended Agreement preserves a number of other material aspects of the Merger Agreement, including certain lock-up commitments applicable to securities to be issued in the Merger and employment arrangements with key personnel.  The transaction remains subject to completion of the registration of Inovio’s securities to be issued in the Merger with the SEC; receipt of approval from both companies’ stockholders of the transaction; and other customary closing conditions.

Investors and the public are encouraged to read the relevant registration/proxy solicitation related documents to be filed with the SEC with respect to the Merger because they contain important information about the companies, the Merger, the securities to be issued and the expectations for the combined company. The joint registration statement/proxy statement to be filed on Form S-4 and other merger-related documents will be available, when filed, without charge, from the SEC’s web site (www.sec.gov) or can be obtained, free of charge, by requesting such documents, including any items incorporated by reference, from the registrant.

About VGX Pharmaceuticals

VGX Pharmaceuticals is a biopharmaceutical company engaged in the discovery and development of novel vaccines and therapies for major infectious diseases and cancers. VGX’s clinical development programs include PENNVAX™-B, a DNA vaccine for the prevention of HIV in Phase I clinical trials; VGX-1027, a small molecule drug for inflammatory diseases in Phase I clinical trials; VGX-3100, a DNA therapeutic vaccine for cervical cancer in Phase I clinical trials; and the CELLECTRA® electroporator, a DNA delivery device in Phase I clinical trials. In addition, VGX has filed INDs for VGX-3200, a novel DNA therapy that utilizes GHRH for the treatment of cancer cachexia and anemia and for VGX-3400, a DNA preventative vaccine for avian influenza. VGX has established a vertically-integrated DNA Vaccines and Therapies Platform with extensive capabilities including SynCon™ DNA-based product candidates, the CELLECTRA® delivery device, and access to efficient cGMP plasmid manufacturing. Vertical control over key aspects of product development has enabled VGX to consistently develop multiple product candidates, from bench-to-IND filing, within one year. The product candidates and technology programs are protected by VGX’s extensive global intellectual property portfolio. More information about VGX can be found at www.vgxp.com.

About Inovio Biomedical Corporation

Inovio Biomedical is focused on developing DNA vaccines for cancers and infectious diseases using its novel method for DNA delivery – electroporation – which uses brief, controlled electrical pulses to increase cellular uptake of useful biopharmaceuticals. Initial human data has shown that Inovio’s electroporation-based DNA delivery technology can significantly increase gene expression and immune responses from DNA vaccines. Immunotherapy partners include Merck, Wyeth, Vical, University of Southampton, Moffitt Cancer Center, the U.S. Army, National Cancer Institute, and International Aids Vaccine Initiative. Inovio’s technology is protected by an extensive patent portfolio covering in vivo electroporation. The company has entered into a definitive merger agreement with VGX Pharmaceuticals. More information is available at www.inovio.com.

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This press release contains certain forward-looking statements relating to plans for the merger of Inovio Biomedical Corporation and VGX Pharmaceuticals and the parties’ intent to develop their electroporation-based drug and gene delivery technologies and DNA vaccines. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including the uncertainties inherent in complex commercial transactions like the proposed merger; uncertainties inherent in clinical trials and product development programs (including, but not limited to, the fact that pre-clinical and clinical results referenced in this release may not be indicative of results achievable in other trials or for other indications and that results from one study may not necessarily be reflected or supported by the results of other similar studies), the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA vaccines, the availability or potential availability of alternative therapies or treatments for the conditions targeted by the parties or their collaborators, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that the parties and their collaborators hope to develop, evaluation of potential opportunities, issues involving patents and whether they or licenses to them will provide the parties with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether the combined company can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of the companies’ combined technology by potential corporate or other partners or collaborators, capital market conditions, evaluation of the transaction by the American Stock Exchange, which may impact the current and/or additional listing of Inovio’s securities, and other factors set forth in Inovio’s Annual Report on Form 10-K for the year ended December 31, 2007, its 10-Q for the nine months ended September 30, 2008 and other regulatory filings from time to time, including, but not limited to, the registration statement/joint proxy statement to be filed by Inovio under Form S-4 pursuant to the merger agreement. There can be no assurance that any product in Inovio’s, VGX’s or the projected combined company’s product pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate.